As filed with the Securities and Exchange Commission on February 27, 1998

                                                              File No. 811-07409




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                     THE INVESTMENT COMPANY ACT OF 1940 [X]

                               AMENDMENT NO. 2          [X]

                          TAX-MANAGED GROWTH PORTFOLIO
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


                                24 Federal Street
                           Boston, Massachusetts 02110
                           ---------------------------
                    (Address of Principal Executive Offices)


                                 (617) 482-8260
                                 --------------
              (Registrant's Telephone Number, including Area Code)


                                 Alan R. Dynner
                 24 Federal Street, Boston, Massachusetts 02110
                 ----------------------------------------------
                     (Name and Address of Agent for Service)

     Throughout this Registration Statement, information concerning Tax-Managed Growth Portfolio (the "Portfolio") is incorporated by reference from Amendment No. 41 to the Registration Statement of Eaton Vance Mutual Funds Trust (File No. 02-90946 under the Securities Act of 1933 (the "1933 Act")) (the "Amendment"), which was filed electronically with the Securities and Exchange Commission on February 26, 1998 (Accession No. 0000950156-98-000178). The Amendment contains the prospectus and statement of additional information ("SAI") of Eaton Vance Tax-Managed Growth Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


                                     PART A

     Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT


     The Portfolio is a diversified, open-end management investment company, is organized as a trust under the laws of the State of New York, and is treated as a partnership for federal tax purposes. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio is not intended to be a complete  investment  program,  and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio cannot assure achievement of its investment objective.


     Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices from "The Funds' Investment Objectives", "The Tax-Managed Mutual Fund Advantage" and "Investment Policies and Risks" in the Feeder Fund prospectus.

ITEM 5.  MANAGEMENT OF THE PORTFOLIO

     Registrant incorporates by reference information concerning the Portfolio's management from "Management of the Funds and the Portfolio" in the Feeder Fund prospectus.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES


     Registrant incorporates by reference information concerning interests in the Portfolio from "Organization of the Funds and the Portfolio" in the Feeder Fund prospectus and "Other Information" in the Feeder Fund SAI. An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable by the Portfolio, except as described under Item 18 below.

     As of January 30, 1998, the Feeder Fund, a series of Eaton Vance Mutual Funds Trust, controlled the Portfolio by virtue of owning approximately 38.2% of the outstanding voting interests in the Portfolio.


     The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day"). This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time) (the "Portfolio Valuation Time").

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

     Registrant   incorporates  by  reference  information  concerning  the  tax
consequences   of  certain  of  the   Portfolio's   investment   practices  from
"Distributions and Taxes" in the Feeder Fund prospectus.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principles.

     Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax (see Part B, Item 20). However, each investor in the Portfolio will take into account its allocable share of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.


     It is intended that the Portfolio's assets and income will be managed in such a way that an investor in the Portfolio which seeks to qualify as a regulated investment company ("RIC") under the Code will be able to satisfy the requirements for such qualification.

ITEM 7. PURCHASE OF INTERESTS IN THE PORTFOLIO

     Interests  in  the  Portfolio  are  issued  solely  in  private   placement
transactions  that do not involve any  "public  offering"  within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.


     Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from "Valuing Shares" in the Feeder Fund prospectus. For further information, see Item 19 of Part B.


     There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order. Certain investors in the Portfolio may acquire interests in the Portfolio by contributing securities, subject to BMR's consent to accept the securities.


     The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"), a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02110. EVD receives no compensation for serving as the placement agent for the Portfolio.


ITEM 8.  REDEMPTION OR DECREASE OF INTEREST

     An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.

     The Portfolio expects to meet many redemption requests in whole or in part by distributing securities held in the Portfolio. By distributing securities, the forced sale of assets and the realization of capital gains during periods of net investor redemptions can be avoided. At the request of a redeeming investor who is to receive securities, the Portfolio may, in its discretion, provide the redeeming investor with a diversified selection of securities. However, the Portfolio is not obligated to do so.

     The securities available for distribution in a redemption may be affected by certain tax considerations. See "Tax Status" in Part B.

     The Portfolio will distribute only readily marketable securities, except for restricted securities contributed by an investor which may be distributed back to the contributing investor. Distributed securities will be valued pursuant to the Portfolio's valuation procedures.

     Investments in the Portfolio may not be transferred.

     The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the "1940 Act"), if an emergency exists, or during any other period permitted by order of the Securities and Exchange Commission (the "Commission") for the protection of investors.


ITEM 9.  PENDING LEGAL PROCEEDINGS

     Not applicable.

                                     PART B

ITEM 10.  COVER PAGE

     Not applicable.

ITEM 11.  TABLE OF CONTENTS


                                                                            Page
General Information and History .............................................B-1
Investment Objectives and Policies...........................................B-1
Management of the Portfolio..................................................B-2
Control Persons and Principal Holder of Securities...........................B-2
Investment Advisory and Other Services.......................................B-2
Brokerage Allocation and Other Practices.....................................B-2
Capital Stock and Other Securities...........................................B-2
Purchase, Redemption and Pricing of Securities...............................B-4
Tax Status...................................................................B-5
Underwriters.................................................................B-7
Calculation of Performance Data..............................................B-7
Financial Statements.........................................................B-8


ITEM 12.  GENERAL INFORMATION AND HISTORY

     Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES


     Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read in conjunction with Part
A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

     Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information about Investment Policies" and "Investment Restrictions" in the Feeder Fund SAI. The Portfolio's portfolio turnover rates for the fiscal years ended October 31, 1997 and 1996 were 14% and 6%, respectively.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO

     Registrant incorporates by reference additional information concerning the management of the Portfolio from "Trustees and Officers" in the Feeder Fund SAI.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDER OF SECURITIES

     As of January 30, 1998, the following entities (each a "Fund"), owned the approximate percentage indicated of the outstanding voting interests in the
Portfolio: the Feeder Fund (38.2%) and Vance Sanders Exchange Fund (10.7%), both registered investment companies and, Belvedere Capital Fund LLC (30.5%), a Massachusetts Limited Liability Company. Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its votes as instructed by its shareholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. Vance Sanders Exchange Fund is a series of Eaton Vance Series Trust and the Feeder Fund is a series of Eaton Vance Mutual Funds Trust. Both such Trusts are organized as trusts under the laws of the Commonwealth of Massachusetts. The address of each Fund is 24 Federal Street, Boston, MA 02110.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES

     Registrant incorporates by reference information concerning investment advisory and other services provided to the Portfolio from "Investment Adviser and Administrator", "Custodian" and "Independent Certified Public Accountants" in the Feeder Fund SAI.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES

     Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from "Portfolio Security Transactions" in the Feeder Fund SAI.

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES

     Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio ("Holders") or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b) (2). Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio's debts and obligations or distribute the Portfolio's assets to the Holders in liquidation. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of a Holder.

     Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio. Holders do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of Holders but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting. Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

     The Portfolio's Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests. The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio's name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or to cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders. No amendment of the Declaration of Trust which would change any rights with respect to any Holder's interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests. References in the Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.


     The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less. The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by Holders of not less than two-thirds of all interests, or (ii) by the Trustees by written notice to the Holders.

     The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.

     The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES

     See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A.


     Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.

ITEM 20.  TAX STATUS


     The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and a Holder will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits.

     Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of a Holder that seeks to qualify as a RIC, the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b), 852(b)(5), 853(a) and 854 of the Code. Further, the Portfolio has been advised by tax counsel that each Holder that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the Holder has been an investor in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.

     In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder which is a RIC to comply with the distribution requirements applicable to RICs (including those under Section 852 and 4982 of the Code). The

Portfolio   will   allocate  at  least   annually  to each Holder such  Holder's
distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury regulations. Tax counsel has advised the Portfolio that the Portfolio's allocations of taxable income and loss should have "economic effect" under applicable Treasury regulations.

     To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) ("liquid proceeds") exceed a Holder's adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for federal income tax purposes. If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder's adjusted basis of his interest exceeds the liquid proceeds of such withdrawal, the Holder will generally realize a loss for federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise),
(1) income or gain will be recognized if the distribution is in liquidation of the Holder's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio. The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder's adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder's distributive share of items of income (including interest income exempt from federal income tax) and realized net gain of the Portfolio, and reduced, but not below zero, by (i) the amounts of the Holder's distributive share of items of Portfolio loss, and (ii) the amount of any cash distributions (including distributions of interest income exempt from federal income tax and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (iii) the Holder's distributive share of the Portfolio's nondeductible expenditures not properly chargeable to capital account. Increases or decreases in a Holder's share of the Portfolio's liabilities may also result in corresponding increases or decreases in such adjusted basis.

     Foreign exchange gains and losses realized by the Portfolio and allocated to an investor that is a RIC in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to an investor that is a RIC, affect the amount, timing and character of the RIC's distributions to its shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid the imposition of a tax on such an investor.

     The Portfolio will allocate at least annually to its investors their respective distributive shares of any net investment income and net capital gains which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market).

     Certain investors in the Portfolio, including RICs, may acquire interests in the Portfolio by contributing securities. Due to tax considerations, during the first seven years following the contribution of securities (or within five years for securities contributed prior to June 9, 1997) to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within the applicable time period will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

     An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion. Entities that are classified as partnerships are not treated as taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character. The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each holder of an interest in the Portfolio is advised to consult his own tax adviser.


     The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

ITEM 21.  UNDERWRITERS


     The placement agent for the Portfolio is EVD. Investment companies,  common
and  commingled  trust  funds  and  similar   organizations   and  entities  may
continuously invest in the Portfolio.


ITEM 22.  CALCULATION OF PERFORMANCE DATA

     Not applicable.

ITEM 23.  FINANCIAL STATEMENTS


     The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte & Touche LLP, independent certified public accountants, as experts in accounting and auditing.

     Portfolio of Investments as of October 31, 1997
     Statement of Assets and Liabilities  as of October 31, 1997
     Statement of Operations for the fiscal year ended October 31, 1997 Statement of Changes in Net Assets for the fiscal year ended October 31, 1997 and for the period from the start of business, December 1, 1995, to October 31, 1996
     Supplementary Data for the fiscal year ended October 31, 1997 and for the period from the start of business, December 1, 1995, to October 31, 1996
     Notes to  Financial  Statements
     Independent Auditors' Report

     For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the Commission (Accession No. 0000950156-98-000081).

                                     PART C

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements

     The  financial   statements  called  for  by this Item are included in Part
     B and listed in Item 23 hereof.

(b)  Exhibits


     1. (a) Declaration of Trust dated October 23, 1995 filed as Exhibit 1 to the Registration Statement and incorporated herein by reference.

          (b) Amendment  to  Declaration   of  Trust  dated May 14, 1997,  filed
          herewith.

     2. By-Laws of the Registrant adopted October 23, 1995 filed as Exhibit 2 to the Registration Statement and incorporated herein by reference.

     5. Investment Advisory Agreement dated October 23, 1995 between the Registrant and Boston Management and Research filed as Exhibit 5 to the Registration Statement and incorporated herein by reference.

     6. Placement Agent Agreement between the Registrant and Eaton Vance Distributors, Inc. dated November 1, 1996, filed as Exhibit 6 to Amendment No. 1 and incorporated herein by reference.

     7. The Securities and Exchange commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

     8. (a) Custodian Agreement between the Registrant and Investors Bank & Trust Company filed as Exhibit 8 to Amendment No. 1 and incorporated herein by reference.

          (b) Revised   Procedures  for  Allocations  and   Distributions  dated
          May 14, 1997, filed herewith.

     13. Investment representation letter of Eaton Vance Management dated October 23, 1995 filed as Exhibit 13 to the Registration Statement and incorporated herein by reference.


ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     Not applicable.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES


          (1)                           (2)
                                     Number of
     Title of Class                Record Holders
     --------------                --------------

                               As of January 30, 1998

       Interests                         11

ITEM 27.  INDEMNIFICATION

     Article V of the Registrant's Declaration of Trust contains indemnification provisions for Trustees and officers. The Trustees and officers of the Registrant and the personnel of the Registrant's investment adviser are insured under an errors and omissions liability insurance policy.

     The Placement Agent Agreement also provides for reciprocal indemnity of the Placement Agent, on the one hand, and the Trustees and officers, on the other.


ITEM 28.  BUSINESS AND OTHER CONNECTIONS

     To the knowledge of the Portfolio, none of the trustees or officers of the Portfolio's investment adviser, except as set forth on its Form ADV as filed with the Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain trustees and officers also hold various positions with and engage in business for affiliates of the investment adviser.

ITEM 29.  PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS


     All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant's investment adviser at 24 Federal Street, Boston, MA 02110. The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Registrant's investment adviser.


ITEM 31.  MANAGEMENT SERVICES

     Not applicable.

ITEM 32.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURES



     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 2 to the Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts on the 25th day of February, 1998.


                              TAX-MANAGED GROWTH PORTFOLIO


                              By:  /s/  James B. Hawkes
                                   --------------------
                                        James B. Hawkes
                                        President

                                INDEX TO EXHIBITS

Exhibit No.    Description of Exhibit
-----------    ----------------------


1(b)           Amendment to Declaration of Trust dated May 14, 1997.

8(b)           Revised Procedures for Allocations and Distributions dated
               May 14, 1997.